Exhibit 23
CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-109317) pertaining to the PAREXEL International Corporation 401(k) Retirement Savings Plan of our report, dated June 19, 2007, with respect to the financial statements and schedule of the PAREXEL International Corporation 401(k) Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2006.

/s/ ERNST & YOUNG LLP
Boston, Massachusetts
June 19, 2007